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                                                            EXHIBIT 4.7
                        FIRST AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------------
                    This Amendment, dated as of July 15, 1990, by and among Barnes Group Inc., a Delaware corporation (the "Company"), The Connecticut Bank and Trust Company, National Association ("CBT") and Mellon Bank, N.A. ("Mellon") to the Rights Agreement between the Company and CBT dated as of July 16, 1986, (the "Rights Agreement").

                    WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement under which CBT served as the Rights Agent;

                    WHEREAS, pursuant to Section 26 of the Rights
          Agreement, the Company and CBT may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof;

                    WHEREAS, the Company desires to appoint Mellon as the sole and successor Rights Agent to CBT effective as of August 1, 1990 (the "Appointment Time");

                    WHEREAS, the Company desires to make certain amendments to the Rights Agreement on account of the appointment of Mellon as Rights Agent;

                    WHEREAS, the Company intends to provide notice to registered holders of the Rights Certificates pursuant to Section 21 of the Rights Agreement; and

                    WHEREAS, the execution and delivery of this Amendment by the Company, CBT and Mellon have been in all respects duly authorized by each of them;
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                    NOW, THEREFORE, in consideration of the premises and
          the mutual agreements herein set forth, the parties hereby agree as follows:

                    Section 1. The Company hereby appoints Mellon as the sole Rights Agent, and Mellon hereby accepts such appointment, effective as of the Appointment Time.

                    Section 2. Effective as of the Appointment Time, all references in the Rights Agreement (and in any Exhibit thereto) to "The Connecticut Bank and Trust Company, National Association" shall be deemed to be amended to be references to "Mellon Bank, N.A."

                    Section 3. The legend set forth in Section 3(c) of the Rights Agreement is amended, effective as of the Appointment Time, to read in its entirety as follows:

               "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Barnes Group Inc. (the 'Company') and Mellon Bank, N.A. (the 'Right Agent') dated as of July 16, 1986, as amended, (the 'Rights Agreement'), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor."

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                    Section 4.  Section 21 of the Rights Agreement is
          amended, effective as of the Appointment Time, to add immediately after each use of the word "Connecticut" the phrase "or the Commonwealth of Pennsylvania."

                    Section 5. Section 25 of the Rights Agreement is amended, effective as of the Appointment Time, by replacing the words:

               "The Connecticut Bank and Trust Company, National
               Association
               One Constitution Plaza
               Hartford, Connecticut  06115
               Attention:  Stock Transfer Department"

          with the words:

               "Mellon Bank, N.A.
               One Mellon Bank Center
               Pittsburgh, PA  15258-0001
               Attention:  Corporate Trust Group"

                    Section 6. Effective as of the Appointment Time, CBT shall no longer be a Rights Agent for any purposes of the Rights Agreement, and its agreement or consent shall not be required for any amendment thereto or in connection with any action taken thereunder. The parties hereto agree that, effective as of the Appointment Time, Mellon shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as a Rights Agent without further act or deed. CBT agrees to deliver and transfer to Mellon any and all books, records, funds, certificates, documents, instruments and other property of any kind held by it under the Rights Agreement as of the Appointment Time and to execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.

                    Section 7. Except as expressly set forth herein, the Rights Agreement shall remain in full force and effect.

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                    Section 8.  This Agreement may be executed in several
          counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

                    IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day and year first above written.

          Attest:                            BARNES GROUP INC.


          By:/s/ Mary Louise Beardsley       By:/s/ John E. Besser
             -------------------------          ------------------------
          Name:  Mary Louise Beardsley       Name:  John E. Besser
          Title: Assistant Secretary         Title  Vice President


          Attest:                            THE CONNECTICUT BANK AND TRUST
                                             COMPANY, NATIONAL ASSOCIATION

          By:/s/ Clifford J. Heisler         By:/s/ Karl H. Wagner
             ------------------------           --------------------------
          Name:  Clifford J. Heisler         Name:  Karl H. Wagner
          Title: Assistant Vice President    Title: Vice President


          Attest:                            MELLON BANK, N.A.


          By:/s/ Joan B. Hayes               By:/s/ Tracie Lvicki
             -------------------------          --------------------------
          Name:  Joan B. Hayes               Name:  Tracie Lvicki
          Title: Assistant Vice President    Title: Assistant Vice President

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